UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☑                              Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ivy Funds
InvestEd Portfolios
Ivy Variable Insurance Portfolios
(Names of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I wanted to give you more background on information you recently received from Ivy Investments. You received the information, called a proxy statement, because some of your investment accounts include investment strategies managed by Ivy Investment Management Company.
The Ivy Funds, InvestEd Portfolios, Ivy Variable Insurance Portfolios and Ivy High Income Opportunities Fund are collectively referred to here as the “Ivy Trusts.” The proxy or proxies you received seek approval of three proposals related to Macquarie Group Limited’s (“Macquarie Group”) proposed acquisition of Waddell & Reed Financial, Inc. (“WDR”)*, which is the parent firm of Ivy Investment Management Company:
•	To elect thirteen (13) trustees to the Board of Trustees of each Ivy Trust
•	To approve a new investment advisory agreement for each Ivy Trust
•	To approve each Ivy Trust’s ability to rely on a new manager of managers exemptive order and, if applicable, certain of its affiliated sub-advisors
You can vote on these matters online, via telephone or standard mail, according to the directions included in the materials. Once you vote, you should no longer be contacted regarding this matter. Here are some things that it is important to keep in mind when preparing to vote:
•	Your investments in any of the Ivy Trusts will not change as a result of these proposals or the pending acquisition.
•	You will own the same shares and the underlying value of those shares will not change as a result of these proposals or the pending transaction.
•	Following the closing of the acquisition, the portfolio managers will continue to manage the Ivy Trusts according to the same objectives and policies as before.
•	There is no shareholder cost associated with these proposals.
•
The Board of Trustees of each Trust has approved and recommends that shareholders vote for all nominees in the Trustee Election Proposal, for the New Investment Advisory Agreement Proposal and for the Manager of Managers Proposal and, if applicable, certain of its affiliated sub-advisors.

Thank you for your attention to this, and please let me know if you have further questions or any concerns about this proxy statement.
Sincerely,

*Macquarie Group’s proposed acquisition of WDR is subject to separate approval by WDR’s shareholders and customary closing conditions, including receipt of applicable regulatory approvals. Subject to such approvals and the satisfaction of certain other conditions, the transaction is expected to close second quarter 2021.
IVY INVESTMENTSTM refers to investment management and investment management advisory services offered by Ivy Investment Management Company, the financial services offered by Ivy Distributors, Inc, a FINRA member broker dealer and distributor of the IVY FUNDS® mutual funds, IVY VARIABLE INSURANCE PORTFOLIOS®, and the financial services offered by their affiliates.